     As filed with the Securities and Exchange Commission on April 25, 2001
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         QUERYOBJECT SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   94-3087939
                                  (IRS Employer
                             Identification Number)

                            ------------------------

                         One Expressway Plaza, Suite 208
                          Roslyn Heights New York 11577
                           (516) 228-8500 (Telephone)
                           (516) 228-8584 (Telecopier)
              (Address, Including Zip Code, and Telephone Number of
                    Registrant's Principal Executive Offices)

                            ------------------------

                                 Daniel M. Pess
                         QueryObject Systems Corporation
                         One Expressway Plaza, Suite 208
                          Roslyn Heights New York 11577
                                 (516) 228-8500
            (Name, Address, Including Zip Code, and Telephone Number
                              of Agent for Service)

                                    Copy to:
                              David J. Adler, Esq.
                          Kenneth A. Schlesinger, Esq.
               Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200

          Approximate  date of commencement  of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest  reinvestment plans, please check the following box. / /

          If any of the  securities  being  registered  on this  Form  are to be offered  on a  delayed  or  continuous  basis  pursuant  to Rule 415  under  the
Securities Act of 1933,  other than  securities  offered only in connection with dividend or interest reinvestment plans, check the following box. / X /

          If  this  Form is  filed  to  register  additional  securities  for an offering  pursuant to Rule 462(b)  under the  Securities  Act,  please check the following box and list the Securities Act  registration  statement number of the earlier effective registration statement for the same offering. / /

          If this Form is a  post-effective  amendment  filed  pursuant  to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration statement for the same offering. / /

          If delivery of the  prospectus is expected to be made pursuant to Rule
434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
               Title of Each Class of                       Amount         Proposed Maximum   Proposed Maximum        Amount of
             Securities to be Registered                    to be           Offering Price        Aggregate      Registration Fee(4)
                                                        Registered (1)        Per Share        Offering Price
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock issued in a private placement               11,611,111             $.45(2)         $5,225,000            $1,379.39
consummated in February and April 2001 (the "2001
Private Placement")
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon the exercise of Warrants      23,222,222            $.485(3)        $11,262,777.67         $2,973.38(3)
issued in the 2001 Private Placement (the "2001
Warrants")
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable to EarlyBirdCapital, Inc.           1,161,111            $.485(4)           $563,138.84           $148.67(3)
("EBC") upon the exercise of an option
(the "EarlyBird Option") granted to EBC
in connection with the 2001 Private Placement
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon the exercise of 2001           2,322,222            $.485(3)         $1,126,277.67           $297.34(3)
Warrants issuable to EBC upon the exercise of the
EarlyBird Option (the "EBC Warrants")
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                    38,316,666                            $18,177,194.18         $4,798.78
===================================================================================================================================

                                      -2-

(1)       In the event of a stock split,  stock dividend or similar  transaction
          involving  the  Common  Stock,  the  shares   registered  hereby  will
          automatically be increased  pursuant to Rule 416 of the Securities Act of 1933, as amended,  to cover the  additional  shares of Common Stock required  to prevent  dilution.  Pursuant  to Rule 416,  the number of shares to be registered  hereunder is subject to adjustment  and could be greater or less than such estimated  amount  depending upon factors that cannot be predicted by the Company at this time, including, among others,  stock splits, stock dividends and similar  transactions,  the effect of anti-dilution  provisions contained in the 2001 Warrants and by reason of changes in the  exercise  price of the 1999  Warrants  in accordance with the terms thereof.

(2)       Estimated  in  accordance  with Rule 457(c)  solely for the purpose of calculating the registration fee based upon the closing sales price of the high and low price of the Company's Common Stock,  $.003 par value
          (the  "Common  Stock"),  on the American  Stock  Exchange on April 20,
          2001.

(3)       The exercise  price of each of the 2001  Warrants and the EBC Warrants is $.485. Pursuant to Rule 457(g), the registration fee for the common stock  underlying  such  securities  is calculated on the basis of the exercise price thereof.

(4)       The exercise price of the EarlyBird Option is $.485.  Pursuant to Rule
          457(g),  the  registration  fee for the Common Stock  underlying  such securities is calculated on the basis of the exercise price thereof.

          The Registrant hereby amends this Registration  Statement on such date or dates as may be necessary to delay its  effective  date until the  Registrant shall file a further amendment which specifically  states that this Registration
Statement shall  thereafter  become effective in accordance with Section 8(a) of the  Securities  Act of 1933, as amended,  or until the  Registration  Statement shall become  effective on such date as the Securities and Exchange  Commission, acting pursuant to said Section 8(a) may determine.

                              --------------------

                                      -3-

We will amend and complete the information in this  prospectus.  Although we are permitted by US federal  securities  laws to offer these  securities  using this prospectus,  we may not sell them or  accept  your  offer to buy them  until the documentation  filed with the  Securities  and Exchange  Commission  relating to these  securities  had been declared  effective by the  Securities  and Exchange
Commission.  This  prospectus  is not an offer to sell these  securities  or our solicitation  of your offer to buy these  securities in any  jurisdiction  where that would not be permitted or legal.

PROSPECTUS

                        38,316,666 SHARES OF COMMON STOCK

                         QUERYOBJECT SYSTEMS CORPORATION

            The selling stockholders listed on pages 11 to 13 of this prospectus are  offering  and  selling up to  38,316,666  shares of common  stock.  Of such shares,  11,611,111  were  issued  in a  private  placement,  and the  remaining
26,705,555  shares are issuable upon the exercise of warrants or options  issued or granted in or in connection  with that private  placement.  All proceeds from the sale of the  common  stock  under  this  prospectus  will go to the  selling stockholders.  We will not  receive  any  proceeds  from the sale of such common stock. We will, however,  receive the exercise price of the warrants at the time their holders may exercise them.

            Our common  stock is listed  under the symbol  "OBJ" on the American
Stock Exchange.  The last reported sale price on the American Stock Exchange for our common stock on April 23, 2001 was $.50 per share.

--------------------------------------------------------------------------------
THIS  INVESTMENT  INVOLVES A HIGH DEGREE OF RISK.  SEE "RISK FACTORS" ON PAGES 5
THROUGH 10 OF THIS PROSPECTUS.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. THEY
HAVE NOT MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD
BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                 The date of this Prospectus is April 25, 2001.

                                TABLE OF CONTENTS

THE COMPANY....................................................................4

RISK FACTORS...................................................................5

            We are likely to need further financing to continue our operations.

            We have had a history of operating losses and project future losses;
therefore  we have  substantial  doubt  about our ability to continue as a going concern.

            Our  revenues  depend  on  sales  of  QueryObject   System  and  the
successful development of the IQO application service offering. We are uncertain whether there will be broad market acceptance of these products.

            We are seeking to develop  additional  strategic  relationships with indirect  channel  partners to increase  sales,  but we may be unable to attract effective  partners  and we will have  lower  gross  margins  for sales  through indirect channel partners.

            We are  dependent on a few  significant  customers and the loss of a single customer could adversely affect our business.

            We are  dependent on a few key  personnel and we need to attract and retain highly qualified technical, sales, marketing,  development and management personnel.

            We lack  proprietary  technology  protection of our products and may risk infringement upon technology developed by others.

            Our  international  sales have declined  significantly and we may be unable to successfully establish foreign operations.

            We can give no assurances that our forward  looking  statements will be correct.

            We have a significant  amount of authorized  but unissued  preferred stock, which may affect the likelihood of a change of control in our company.

            We have a significant  number of  outstanding  warrants and options, the exercise of which would dilute the  then-existing  stockholders'  percentage ownership of our common stock.

                                      -3-

                                  THE COMPANY

            We develop and market  proprietary  business  intelligence  software solutions that enable business managers to leverage  existing  corporate data in making strategic decisions. We have realized limited sales of our products.

            Through  the  evolution  of  technology,   businesses  operating  in
transaction  intensive  industries,  such  as  telecommunications,   healthcare,
insurance and financial services,  have dramatically  increased their ability to gather and store large amounts of data generated from various sources. Contained within the accumulated  data is information  that, if extracted  effectively and efficiently,  can be used to  enhance  strategic  corporate  development.  While companies have invested heavily in capturing data, they have only begun to focus significant resources on the management and analysis of such data; consequently, the data gathering and analysis industry is experiencing  significant growth. We developed our software  products in response to the growing  recognition  of the strategic  value of analyzing these  increasing  volumes of data. We believe our
QUERYOBJECT  SYSTEM is a highly  scalable and  efficient  solution for providing business  intelligence  applications and users with all the relevant information from corporate data.  QUERYOBJECT SYSTEM is designed as a powerful OLAP (On-Line
Analytical  Processing)  data  mart  solution  that  transforms  mainframe  size databases into highly compact and portable mathematical representations that fit onto standard PC laptops.

            In March  1999,  we formed  INTERNETQueryObject  Corporation,  which sells application services.  IQO has developed the CustomerView  application,  a turnkey  analytical  application  for the  retail  industry.  To  date,  IQO has realized limited sales of its application services.

            We were  incorporated  in Delaware in 1997 and are the  successor by merger to CrossZ International, Inc., a California corporation,  incorporated in
1989.  In May 1998,  our name was changed from CrossZ  Software  Corporation  to
QueryObject Systems Corporation.  Our principal executive offices are located at
One Expressway Plaza,  Suite 208, Roslyn Heights,  New York 11577. Our telephone number is (516) 228-8500.

                                      -4-

                                  RISK FACTORS

            AN INVESTMENT IN THE SHARES  OFFERED BY THIS  PROSPECTUS  INVOLVES A
HIGH DEGREE OF RISK. YOU SHOULD  CAREFULLY  CONSIDER THE FOLLOWING RISK FACTORS,
AS  WELL  AS  INFORMATION  CONTAINED  AND  INCORPORATED  BY  REFERENCE  IN  THIS
PROSPECTUS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

WE ARE LIKELY TO NEED FURTHER FINANCING TO CONTINUE OUR OPERATIONS.

            We have had a limited  operating  history as a software  product and application  services  company,  have not made significant sales of our products and services and our revenues are difficult to predict.  Our total  revenues for the years ended  December  31, 2000 and December  31, 1999 were  $1,715,841  and
$1,774,109,  respectively.  In  February  2001,  we  received  net  proceeds  of approximately $837,000 from the initial closing of a private placement of common stock and in April 2001 we received  approximately  $1,600,000  in net  proceeds from the final closing of such private placement.  However,  given our continued
operating  losses,  we anticipate that, even with the anticipated  proceeds from the final closing of the private placement, our cash and cash equivalent balance may not be sufficient to satisfy our cash flow  requirements  until December 31,
2001.  Accordingly,  we are  likely to need  additional  financing  to  continue operations after December 31, 2001. We may also seek additional  financing prior to December  31,  2001.  We cannot  predict  whether we would be  successful  in raising  additional funds. We have no commitments,  agreements or understandings regarding  additional  financings  and we may be  unable  to  obtain  additional financing on satisfactory terms or at all.

WE HAVE HAD A HISTORY OF OPERATING LOSSES AND PROJECT FUTURE LOSSES; THEREFORE
WE HAVE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

            At December 31, 2000, our accumulated  deficit was $51,578,413.  For the fiscal  years ended  December  31, 2000 and 1999,  we incurred net losses of
$10,240,366  and $5,925,591,  respectively.  We have incurred a net loss in each year of our existence,  and have financed our operations primarily through sales of equity and debt securities.  Our expense levels are high and our revenues are difficult  to predict.  The  independent  accountants'  report on our  financial statements for the year ended December 31, 2000 states that our recurring losses
from  operations  and  negative  cash  flow  from  operating   activities  raise
substantial doubt about our ability to continue as a going concern.

            We expect to incur net losses  for the  foreseeable  future.  We may never achieve or sustain significant revenues or profitability on a quarterly or annual  basis in the future.  Our future  operating  results will depend on many factors, including:

            o           product demand
            o           product and price competition in our industry
            o           our  success in  expanding  our direct  sales  force and
                        establishing indirect channel partners
            o           our  ability to develop  and market  products  that keep
                        pace  with   technological   developments  and  emerging
                        industry standards
            o           the  percentage  of our  revenues  that is derived  from
                        indirect channel partners
            o           our ability to control costs

                                      -5-

OUR  REVENUES  DEPEND  ON  SALES  OF  QUERYOBJECT   SYSTEM  AND  THE  SUCCESSFUL
DEVELOPMENT OF THE IQO APPLICATION  SERVICE  OFFERING.  WE ARE UNCERTAIN WHETHER
THERE WILL BE BROAD MARKET ACCEPTANCE OF THESE PRODUCTS.

            Substantially  all of our  revenue  for the  foreseeable  future  is expected to be derived from sales of QUERYOBJECT SYSTEM and from our subsidiary,
IQO. Through December 31, 2000, we had software product revenue from the sale of
only  46  QUERYOBJECT  SYSTEMS,   including  those  sold  pursuant  to  reseller
agreements  for the resellers' own use. Our future  financial  performance  will depend upon customer acceptance of the QUERYOBJECT SYSTEM and the development of new and enhanced versions of the product, such as the IQO service offering, that meet an expanding  range of customer  requirements.  If we fail to achieve broad market acceptance of QUERYOBJECT SYSTEM or fail to successfully  develop the IQO or other service offerings and achieve broad market  acceptance,  we will not be able to continue operating.

WE ARE  SEEKING TO DEVELOP  ADDITIONAL  STRATEGIC  RELATIONSHIPS  WITH  INDIRECT
CHANNEL  PARTNERS TO INCREASE SALES,  BUT WE MAY BE UNABLE TO ATTRACT  EFFECTIVE
PARTNERS AND WE WILL HAVE LOWER GROSS MARGINS FOR SALES THROUGH INDIRECT CHANNEL
PARTNERS.

            As part of our  sales  and  marketing  efforts,  we are  seeking  to develop additional strategic  relationships with indirect channel partners, such as original equipment  manufacturers and value-added resellers,  to increase the number of our customers.  We currently are investing,  and intend to continue to invest,  significant resources to develop indirect channel partners. Our results of operations  will be adversely  affected if we are unable to attract  indirect channel partners to market our products  effectively and provide timely and cost effective customer support and service. If we successfully sell products through these sales channels,  the lower unit prices we expect to receive for such sales will result in our gross margins being lower than if we had sold those  products through our direct sales force.

WE ARE  DEPENDENT  ON A FEW  SIGNIFICANT  CUSTOMERS  AND THE  LOSS  OF A  SINGLE
CUSTOMER COULD ADVERSELY AFFECT OUR BUSINESS.

            For the fiscal years ended  December 31, 2000 and December 31, 1999, five  customers  and  four  customers  accounted  for 73%  and 72% of our  total revenues,  respectively.  We have  no  long-term  contracts  with  any of  these customers and we are unsure if we will realize  significant future revenues from any of them. We also expect for the foreseeable future a relatively small number of customers and value-added resellers will account for a significant percentage of our  revenues.  The loss of any such customer  would have a material  adverse effect on our operating results and financial condition.

                                      -6-

WE ARE DEPENDENT ON A FEW KEY PERSONNEL AND WE NEED TO ATTRACT AND RETAIN HIGHLY
QUALIFIED TECHNICAL, SALES, MARKETING, DEVELOPMENT AND MANAGEMENT PERSONNEL.

            Our  future  performance   depends  in  significant  part  upon  the
continued service of key technical,  sales and senior management personnel.  The loss of the services of one or more of our key employees, in particular,  Robert
Thompson, our Chief Executive Officer,  Joseph M. Valley, Jr., our new President
and Chief Operating  Officer,  and Daniel M. Pess, our Chief Financial  Officer,
could have a material  adverse  effect on our  business,  operating  results and financial  condition.  We have  employment  agreements with Mr. Thompson and Mr.
Pess that expire in December  2001 and an employment  agreement  with Mr. Valley that expires in October,  2001. We are currently  negotiating to extend the term of the  employment  agreements  of Messrs.  Thompson,  Pess and  Valley.  We are uncertain  whether  we  will  be  successful  in  extending  any or all of  such employment agreements.

            Our  future  success  also  depends  on our  continuing  ability  to
attract,  train  and  retain  highly  qualified  technical,   sales,  marketing,
development and managerial personnel. Competition for such personnel is intense, and we may be unable to retain key technical,  sales, development and managerial employees or attract,  assimilate  or retain other highly  qualified  technical, sales,  development and managerial  personnel in the future. If we are unable to hire such  personnel on a timely  basis,  our  business,  operating  results and financial condition could be materially adversely affected.

WE  LACK  PROPRIETARY  TECHNOLOGY  PROTECTION  OF  OUR  PRODUCTS  AND  MAY  RISK
INFRINGEMENT UPON TECHNOLOGY DEVELOPED BY OTHERS.

            We rely primarily on a combination of trade secrets, confidentiality agreements and contractual provisions to protect our proprietary technology.  We license  rather  than sell our  software  and  require  licensees  to enter into license agreements that impose certain  restrictions on their ability to utilize the software.  In addition,  we seek to avoid  disclosure of our trade  secrets, including  but not  limited  to  requiring  those  persons  with  access  to our proprietary  information to execute  confidentiality  agreements and restricting access to our source code. These steps afford only limited protection.  While we have applied for a patent for our Internet streaming  technology,  we are unable to predict  whether we will receive such patent and we have no other  patents or patent  applications  pending.  Despite our  efforts to protect our  proprietary rights,  unauthorized  parties  may attempt to copy  aspects of our  products or obtain and use information that we regard as proprietary.  Policing unauthorized use of our products may be difficult and costly,  and software piracy may become a persistent  problem.  In addition,  the laws of some foreign  countries do not protect our  proprietary  rights to as great an extent as the laws of the United
States.  We are  unable to  predict  whether we have  adequately  protected  our proprietary  rights  or if  competitors  will  independently  develop  the  same technology.

            From time to time,  third parties may assert  patent,  copyright and other  intellectual  property  claims  against  us. If we are  unable to license protected technology that may be used in our products,

                                      -8-

we could be prohibited from  manufacturing and marketing such products.  We also could incur  substantial  costs to redesign  our  products,  to defend any legal action taken  against us or to pay damages to any infringed  party.  Litigation, which could result in substantial cost to and diversion of our resources, may be necessary  to enforce  our other  intellectual  property  rights or to defend us against claimed infringement of the rights of others.

OUR  INTERNATIONAL  SALES HAVE  DECLINED  SIGNIFICANTLY  AND WE MAY BE UNABLE TO
SUCCESSFULLY ESTABLISH FOREIGN OPERATIONS.

            Our international sales for the fiscal years ended December 31, 2000 and December  31, 1999,  were  approximately  17% and 49% of our total  revenue, respectively.  As a result,  we have closed our office in the United Kingdom and intend to pursue a partner  distribution model rather than a direct sales model.
We are  unsure  whether  this  new  approach  will  enable  us to  increase  our international  sales. We anticipate that expanded  international  sales, if any, will continue to be denominated in U.S. dollars. An increase in the value of the
U.S.  dollar  relative  to  foreign  currencies  could  make our  products  more expensive  and,  therefore,  potentially  less  competitive  in  those  markets.
Additional  risks  inherent  in our  future  international  business  activities generally include:

            o           unexpected changes in regulatory requirements
            o           tariffs and other trade barriers
            o           costs of localizing products for foreign countries
            o           longer accounts receivable payment cycles

WE CAN GIVE NO ASSURANCES THAT OUR FORWARD LOOKING STATEMENTS WILL BE CORRECT.

            Certain forward-looking  statements,  including statements regarding our expected financial  position,  business and financing plans are contained in this  prospectus or are  incorporated  in documents  annexed as exhibits to this prospectus.  These forward-looking  statements reflect our views with respect to future events and financial performance. The words, "believe," "expect," "plans"
and "anticipate" and similar expressions  identify  forward-looking  statements.
Although we believe  that the  expectations  reflected  in such  forward-looking statements are reasonable,  we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such  expectations are disclosed in this prospectus.  All subsequent written and oral  forward-looking  statements  attributable to us are expressly qualified in their entirety by the cautionary  statements.  We caution readers not to place undue reliance on these forward-looking  statements,  which speak only as of their dates.  We undertake no obligations to publicly update or revise any forward-looking  statements,  whether as a result of new information, future events or otherwise.

WE HAVE A SIGNIFICANT  AMOUNT OF AUTHORIZED BUT UNISSUED  PREFERRED STOCK, WHICH
MAY AFFECT THE LIKELIHOOD OF A CHANGE OF CONTROL IN OUR COMPANY.

            Our Board of Directors has the authority,  without further action by the  stockholders,  to issue up to 4,000,000  shares of preferred  stock on such terms and with such rights, preferences and

                                      -9-

designations,  including, without limitation restricting dividends on our common stock,  dilution  of the voting  power of our  common  stock and  impairing  the liquidation  rights  of the  holders  of our  common  stock,  as the  Board  may determine  without  any vote of the  stockholders.  Issuance  of such  preferred stock, depending upon the rights,  preferences and designations thereof may have the  effect  of  delaying,  deterring  or  preventing  a change in  control.  In addition, certain "anti-takeover" provisions of the Delaware General Corporation
Law,  among  other  things,  may  restrict  the ability of our  stockholders  to authorize a merger, business combination or change of control.

WE HAVE A SIGNIFICANT NUMBER OF OUTSTANDING  WARRANTS AND OPTIONS,  THE EXERCISE
OF WHICH WOULD DILUTE THE THEN-EXISTING  STOCKHOLDERS'  PERCENTAGE  OWNERSHIP OF
OUR COMMON STOCK.

            As of April 16,  2001,  we have  outstanding  options to purchase an aggregate of 5,496,688 shares of our common stock at a weighted average exercise price of $2.29 per share and  outstanding  warrants to purchase an  aggregate of
23,675,083  shares of our common stock at a weighted  average  exercise price of
[$.80] per share.  The exercise of all of the  outstanding  warrants and options would  dilute the  then-existing  stockholders'  percentage  ownership of common stock, and any sales in the public market of the common stock issuable upon such exercise could adversely affect  prevailing  market prices for the common stock.
Moreover,  the terms  upon  which we would be able to obtain  additional  equity capital could be adversely  affected  because the holders of such securities can be  expected  to  exercise  or  convert  them at a time  when we  would,  in all likelihood,  be able to obtain any needed  capital on terms more  favorable than those provided by such securities.

                                 USE OF PROCEEDS

            The shares of common stock offered  hereby are being  registered for the account of the  selling  stockholders  identified  in this  prospectus.  See
"Selling  Stockholders." All net proceeds from the sale of the common stock will go to the stockholders who offer and sell their shares.  We will not receive any part of the proceeds from such sales of common stock. We will, however,  receive the exercise price of any warrants and options that may be exercised.  If all of the warrants and options were exercised, we would realize proceeds in the amount of $[ ]. Such proceeds would be contributed to working capital and would be used for general corporate purposes.

                             ADDITIONAL INFORMATION

            We have filed  with the  Securities  and  Exchange  Commission  (the
"SEC") a  registration  statement  on Form S-3 under the  Securities  Act,  with respect to the resale of common stock. This prospectus, which constitutes a part of that registration  statement,  does not contain all the information contained in that registration  statement and its exhibits.  For further  information with respect  to us and  our  common  stock,  you  should  consult  the  registration statement and its exhibits.  Statements contained in this prospectus  concerning the provisions of any documents are  necessarily  summaries of those  documents, and each  statement is qualified in its entirety by reference to the copy of the document  filed  with  the  SEC.  The  registration  statement  and  any  of its amendments, including exhibits filed as a part of the registration

                                      -10-

statement or an amendment  to the  registration  statement,  are  available  for inspection  and copying  through the entities  listed below.  See "Where You Can
Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

            We file annual,  quarterly and special reports, proxy statements and other  information  with the SEC.  You may read and copy any document we file at the SEC's public  reference  rooms in  Washington,  D.C., New York, New York and
Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public  reference rooms. Our SEC filings are also available to the public from the SEC's website at "http://www.sec.gov."

            The SEC allows us to  "incorporate  by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information  incorporated by reference is considered to be part of this  prospectus,  and  information  that we file later with the SEC will  automatically  update  and  supersede  this  information.  We incorporate  by reference the documents  listed below and any future  filings we will  make  with  the SEC  under  Sections  13(a),  13(c),  14 or  15(d)  of the
Securities Exchange Act of 1934:

                        (1)         Our  Annual  Report on Form  10-KSB  for the
                                    year ended December 31, 2000, as amended;

                        (2)         Our  Application  for  Registration  of  our
                                    common  stock on Form 8-A dated  November 7,
                                    1997, as amended on September 11, 2000.

            You may  request a copy of the  filings,  at no cost,  by writing or telephoning the following address:

                                    QueryObject Systems Corporation
                                    One Expressway Plaza, Suite 208,
                                    Roslyn Heights, New York 11577
                                    Attention: Chief Financial Officer
                                    (516) 228-8500

            When you are deciding  whether to purchase the shares being  offered by this prospectus, you should rely on the information incorporated by reference or provided in this prospectus or any supplement.  We have not authorized anyone else to provide you with different  information.  We are not making any offer of the shares in any state where the offer is not permitted.  You should not assume that the  information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                                      -11-

                              SELLING STOCKHOLDERS

            The  following  table sets forth for each  selling  stockholder  its home,  the number of shares of common  stock  beneficially  owned,  the  maximum number of shares of common stock to be sold in the Offering by it and the number of shares  of common  stock to be  beneficially  owned by it after the  Offering
(assuming sale of such maximum number of shares). A selling stockholder may sell all or part of the shares of common stock registered for its account  hereunder.
To the extent  that,  pursuant to Rule 13d-3 of the  Securities  Exchange Act of
1934, as amended, a selling stockholder may be deemed to be the beneficial owner of shares held by one or more other  beneficial  owners of common stock, we have included all of such shares in the information presented in the table.

                                                                                                               Percent to
                                       Shares               Percent            Maximum          Shares to be   be
                                       Beneficially         Beneficially       Number of        Beneficially   Beneficially
                                       Owned Prior to       Owned Prior        Shares to be     Owned after    Owned after
                                       this Offering        to this            Offered for      this           this
                                       (1)                  Offering (1)       Resale           Offering(1)    Offering (1)
                                       --------------       ------------       ------------     -----------    -------------

Barry Rubenstein                       15,840,792 (2)           51.5%          2,777,778        3,063,014       9.9%
68 Wheatley Road
Brookville, New York 11545

Dalewood Associates, L.P.               1,296,296                5.9%          3,888,889(3)             0        --
One State Street Plaza
New York, NY 10004

Brookwood Partners, L.P.                1,147,102 (4)            5.1%          1,111,111           35,991        *
68 Wheatley Road
Brookville, NY 11545

Seneca Ventures                         1,886,673 (5)            8.1%          1,666,667          220,006        *
68 Wheatley Road
Brookville, NY 11545

Wheatley Foreign Partners, L.P.         8,026,633 (6)           30.8%          6,111,111        1,915,522       7.4%
68 Wheatley Road
Brookville, NY 11545

Wheatley Partners, L.P.                 8,026,633 (7)           30.8%          6,111,111        1,915,522       7.4%
68 Wheatley Road
Brookville, NY 11545

                                      -12-

Woodland Partners                       1,236,960 (8)            5.4%          1,111,111          125,849        *
68 Wheatley Road
Brookville, NY 11545

Woodland Venture Fund                   1,927,162 (9)            8.3%          1,666,667          260,495       1.1%
68 Wheatley Road
Brookville, NY 11545

EarlyBirdCapital, Inc.                 1,161,111 (10)            5.1%          3,483,333(10)            0        --
One State Street Plaza
24th Floor
New York, NY 10004

Jay H. Bernstein                         888,889 (11)            3.9%            888,889                0        --

Philip Bloom                             277,778 (12)            1.3%            277,778                0        --

Stanley H. Blum IRA                      555,555 (13)            2.5%            555,555                0        --

Caselli Revocable Trust                  555,555 (13)            2.5%            555,555                0        --

Barry Fingerhut (15)                   9,209,724 (14)           34.3%          7,222,222        1,987,502       7.4%
767 Fifth Avenue,
45th Floor
New York, New York 10153

Finkel, Shelly and Beth, JTWROS          277,778 (12)            1.3%            277,778                0        --

Lloyd Goldman                          1,111,111 (15)            4.9%          1,111,111                0        --

Flemington Fur Co., LLC                  833,334 (16)            3.6%            833,334                0        --

William S. Gould                         277,778 (12)            1.3%            277,778                0        --

Gerald Josephson                         555,555 (13)            2.5%            555,555                0        --

K.B. (CI) Nominees Ltd.                1,296,296                 5.9%          3,888,889(17)            0        --
P.O. Box 76
Wests Centre
37 Helier, Jersey
Channel Islands JE4 8PQ

                                      -13-

James Krantz                             277,778 (12)            1.3%            277,778                0        --

Susan Lary                               277,778 (12)            1.3%            277,778                0        --

Irwin Lieber                           9,278,474 (18)           34.5%          7,222,222        2,056,252       7.9%
767 Fifth Avenue,
45th Floor
New York, New York 10153

Abby Oxenhorn                            277,778 (12)            1.3%            277,778                0        --

Eli Oxenhorn                           1,111,111 (15)            4.9%          1,111,111                0        --

Seth Oxenhorn                            277,778 (12)            1.3%            277,778                0        --

Peconic Fund Ltd.                        555,555 (13)            2.5%            555,555                0        --

Joseph Perotta                           277,778 (12)            1.3%            277,778                0        --

Richard J. Rosenstock,
Rev. Lvg. Trust                          555,555 (13)            2.5%            555,555                0        --

Claudia Rouhana                        1,666,667 (19)            7.2%          1,666,667                0        --
5 Prospect Lane
Sands Point, NY 11050

Maurice Shamah                           277,778 (12)            1.3%            277,778                0        --

Alan Silverman                           555,555 (13)            2.5%            555,555                0        --

Stourbridge Investments Ltd.             277,778 (12)            1.3%            277,778                0        --

Wein, Stephen and Edith, JTWROS          333,333 (20)            1.5%            333,333                0        --

----------------------------------

            *           Less than one percent

(1)         A person is deemed to be the beneficial owner of voting
            securities that can be acquired by such person within 60 days after the date hereof upon the exercise of options, warrants or
            convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and that are currently exercisable (I.E., that are exercisable within 60 days from the date hereof) have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

                                      -14-

(2)         Based upon information contained in a report on a Schedule 13D filed
            jointly  by  Barry  Rubenstein,   Wheatley  Foreign  Partners,  L.P.
            ("Wheatley Foreign"),  Wheatley Partners, L.P. ("Wheatley"),  Seneca
            Ventures  ("Seneca"),   Woodland  Venture  Fund  ("Woodland  Fund"),
            Woodland   Partners,   Rev-Wood  Merchant   Partners   ("Rev-Wood"),
            Brookwood  Partners,  L.P.  ("Brookwood") and certain other entities with  the SEC and a Form 4 filed by Mr.  Rubenstein  with the SEC as well as certain other information.  Includes 64,237 shares of Common
            Stock  issuable upon exercise of options held by Mr.  Rubenstein and
            740,741  shares  issuable  upon  exercise  of  warrants  held by Mr.
            Rubenstein.  Also  includes  (i)  741,782  shares  of  Common  Stock issuable upon exercise of warrants held by Woodland  Partners,  (ii)
            1,112,153  shares of Common Stock issuable upon exercise of warrants held by  Woodland  Fund,  (iii)  1,112,153  shares of  Common  Stock issuable upon exercise of warrants  held by Seneca,  (iv)  3,750,108 shares of Common Stock  issuable  upon  exercise of warrants held by
            Wheatley,  (v) 326,050 shares of Common Stock issuable upon exercise of warrants held by Wheatley Foreign,  (vi) 200,000 shares of Common
            Stock  issuable  upon exercise of options held by Rev-Wood and (vii)
            740,740  shares of Common Stock  issuable  upon exercise of warrants held by Brookwood.  Mr. Rubenstein disclaims beneficial ownership of the securities  held by Woodland  Partners,  Woodland Fund,  Seneca,
            Wheatley,  Wheatley Foreign, Rev-Wood, and Brookwood,  except to the extent of his respective equity interests therein.

(3)         Includes  2,592,592 shares of Common Stock issuable upon exercise of warrants which are not exercisable within 60 days of April 25, 2001.

(4)         Based upon  information  contained  in the  Wheatley 13D and certain other information.  Includes 740,740 shares of Common Stock issuable upon exercise of warrants held by Brookwood.

(5)         Based upon  information  contained  in the  Wheatley 13D and certain
            other  information.   Includes  1,111,111  shares  of  Common  Stock
            issuable upon exercise of warrants and held by Seneca.

(6)         Based upon information  contained in the Wheatley 13D.  Includes (a)
            325,926  shares of Common Stock  issuable  upon exercise of warrants held by Wheatley  Foreign,  and (b) 3,748,148 shares of Common Stock issuable  upon  exercise  of  warrants  held by  Wheatley.  Wheatley
            Foreign  disclaims  beneficial  ownership of the securities  held by
            Wheatley.

(7)         Based upon  information  contained  in the  Wheatley 13D and certain other  information.  Includes (a)  3,748,148  shares of Common Stock issuable  upon  exercise of warrants  held by Wheatley,  and 325,926 shares of Common Stock  issuable  upon  exercise of warrants held by
            Wheatley Foreign.  Wheatley  disclaims  beneficial  ownership of the securities held by Wheatley Foreign.

(8)         Based upon  information  contained  in the  Wheatley 13D and certain other information.  Includes 740,740 shares of Common Stock issuable upon exercise of warrants held by Woodland Partners.

                                      -15-

(9)         Based upon  information  contained  in the  Wheatley 13D and certain
            other  information.   Includes  1,111,111  shares  of  Common  Stock
            issuable upon exercise of warrants held by Woodland Fund.

(10)        With  respect to shares  beneficially  owned prior to the  Offering, represents  shares of Common  Stock  issuable  upon  exercise  of an option held by EarlyBirdCapital, Inc. With respect to maximum number of shares to be offered for resale, consists of the shares reflected in the  preceding  sentence and shares  underlying a warrant that is issuable to EarlyBird Capital, Inc. upon exercise of an option.

(11)        Includes 592,593 shares issuable upon the exercise of warrants.

(12)        Includes 185,185 shares issuable upon the exercise of warrants.

(13)        Includes 370,370 shares issuable upon the exercise of warrants.

(14)        Based upon  information  contained  in the Wheatley 13D and a Form 4 filed by Mr.  Fingerhut  and  certain  other  information.  Includes
            740,741  shares of Common Stock  issuable  upon exercise of warrants held by Mr. Fingerhut.  Also includes (i) 3,750,108 shares of Common
            Stock issuable upon exercise of warrants held by Wheatley,  and (ii)
            326,050  shares of Common Stock  issuable  upon exercise of warrants
            held  by  Wheatley  Foreign.   Mr.  Fingerhut  disclaims  beneficial
            ownership of the securities  held by Wheatley and Wheatley  Foreign, except to the extent of his respective equity interests therein.

(15)        Includes 740,741 shares issuable upon the exercise of warrants.

(16)        Includes 555,556 shares issuable upon the exercise of warrants.

(17)        Includes  2,592,593 shares of Common Stock issuable upon exercise of warrants which are not exercisable within 60 days of April 25, 2001.

(18)        Based upon  information  contained  in the  Wheatley  13D and Form 4 filed by Mr. Lieber and certain other information.  Includes 809,491 shares of Common Stock issuable upon exercise of options held by Mr.
            Lieber.  Also includes (i) 3,748,148 shares of Common Stock issuable upon exercise of warrants held by Wheatley,  and (ii) 325,950 shares of Common Stock  issuable upon exercise of warrants held by Wheatley
            Foreign, of which Mr. Lieber disclaims beneficial ownership,  except to the extent of his respective equity interests therein.

(19)        Includes  1,111,111 shares of Common Stock issuable upon exercise of warrants.

(20)        Includes  222,222  shares of Common Stock  issuable upon exercise of warrants.

                                      -16-

                              PLAN OF DISTRIBUTION

            This  offering  is  self-underwritten;  neither  we nor the  selling stockholders  have employed an  underwriter  for the sale of common stock by the selling  stockholders.  We  will  bear  all  expenses  in  connection  with  the preparation of this Prospectus.  The selling stockholders will bear all expenses associated with the sale of their common stock.

            The  selling  stockholders  may offer their  shares of common  stock directly  or  through  pledgees,  donees,  transferees  or other  successors  in interest in one or more of the following transactions:

            o           On any  stock  exchange  on which  the  shares of common
                        stock may be listed at the time of sale
            o           In negotiated transactions
            o           In the over-the-counter market
            o           In a combination of any of the above transactions

            The selling  stockholders  may offer their shares of common stock at any of the following prices:

            o           Fixed prices that may be changed
            o           Market prices prevailing at the time of sale
            o           Prices related to such prevailing market prices
            o           At negotiated prices

            The selling  stockholders  may effect such  transactions  by selling shares to or through  broker-dealers,  and all such  broker-dealers  may receive compensation  in the form of discounts,  concessions,  or  commissions  from the selling  stockholders  and/or the  purchasers of shares of common stock for whom such  broker-dealers  may act as agents or to whom they sell as  principals,  or both (which compensation as to a particular  broker-dealer might be in excess of customary commissions).

            Any   broker-dealer   acquiring   common   stock  from  the  selling
stockholders  may sell the shares either directly,  in its normal  market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then prevailing on the American Stock
Exchange or at prices related to such prevailing  market prices or at negotiated prices  to  its  customers  or  a  combination  of  such  methods.  The  selling stockholders and any broker-dealers  that act in connection with the sale of the common stock hereunder might be deemed to be  "underwriters"  within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit on the resale of shares as principal  might be deemed to be  underwriting discounts and  commissions  under the Securities Act. Any such  commissions,  as well as other  expenses  incurred by the  selling  stockholders  and  applicable transfer taxes, are payable by the selling stockholders.

            The selling  stockholders  reserve the right to accept, and together with any  agent of the  selling  stockholder,  to reject in whole or in part any proposed purchase of the shares of common stock. The

                                      -17-

selling   stockholders   will  pay  any  sales  commissions  or  other  seller's
compensation applicable to such transactions.

            We have not  registered  or qualified  offers and sales of shares of the common stock under the laws of any country other than the United States.  To comply  with  certain  states'  securities  laws,  if  applicable,  the  selling stockholders  will  offer  and  sell  their  shares  of  common  stock  in  such jurisdictions  only  through  registered  or  licensed  brokers or  dealers.  In addition,  in certain  states  the  selling  stockholders  may not offer or sell shares of common stock unless we have  registered  or qualified  such shares for sale in such  states  or we have  complied  with  an  available  exemption  from registration or qualification.

            The selling shareholders have represented to us that any purchase or sale of shares of common stock by them will comply with Regulation M promulgated under the  Securities  Exchange Act of 1934,  as amended.  In general,  Rule 102 under  Regulation  M  prohibits  any person  connected  with a  distribution  of securities  (a  "Distribution")  from  directly or  indirectly  bidding  for, or purchasing for any account in which he or she has a beneficial interest,  any of such  securities or any right to purchase such  securities,  for a period of one business  day before and after  completion  of his or her  participation  in the distribution (we refer to that time period as the "Distribution Period").

            During  the  Distribution   Period,  Rule  104  under  Regulation  M
prohibits  the  selling  stockholders  and  any  other  persons  engaged  in the
Distribution  from engaging in any  stabilizing  bid or purchasing of our common stock  except for the purpose of  preventing  or retarding a decline in the open market  price of our common  stock.  No such  person may effect any  stabilizing transaction  to facilitate  any offering at the market.  Inasmuch as the selling shareholders  will be  reoffering  and reselling our common stock at the market,
Rule  104  prohibits  them  from  effecting  any   stabilizing   transaction  in
contravention of Rule 104 with respect to our common stock.

            There can be no assurance  that the selling  stockholders  will sell any or all of the shares offered by them hereunder or otherwise.

                                  LEGAL MATTERS

            Certain legal matters in connection  with the issuance of the shares of common stock  offered  hereby have been passed upon for the Company by Olshan
Grundman Frome  Rosenzweig and Wolosky LLP, 505 Park Avenue,  New York, New York
10022.

                                     EXPERTS

            The   consolidated   financial   statements   incorporated  in  this
Prospectus  by  reference  to the Annual  Report on Form  10-KSB of  QueryObject
Systems  Corporation  for  the  year  ended  December  31,  2000  have  been  so incorporated in reliance on the report (which contains an explanatory  paragraph relating to the  Company's  ability to continue  as  described  in Note 2 to the
Consolidated  Financial Statements) of  PricewaterhouseCoopers  LLP, independent accountants,  given on the  authority  of said firm as experts in  auditing  and accounting.

                                      -18-

================================================================================

No dealer,  salesman or other person has been authorized to give any information or to make any  representations  other than those  contained in this  prospectus and, if given or made, such other  information and  representations  must not be relied upon as having been authorized by us. This prospectus does not constitute an offer or  solicitation  by anyone in any  state in which  such  person is not authorized,  or in which the person  making  such offer or  solicitation  is not qualified  to do so, or to any person to whom it is  unlawful to make such offer or solicitation. The delivery of this prospectus at any time does not imply that the information  herein is correct as of any time subsequent to the date hereof.
We have not  authorized  any  dealer,  salesperson  or other  person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information.  This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful.

                                38,316,666 SHARES

                         QUERYOBJECT SYSTEMS CORPORATION

                                  COMMON STOCK

                                   PROSPECTUS

                                 April 25, 2001

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.
--------    -------------------------------------------

            The expenses in connection with the issuance and distribution of the securities being registered, all of which will be paid by the Registrant, are as follows:

                   SEC Registration Fee .........   $    4,798.78
                   Accounting Fees and Expenses..   $   10,000.00
                   Legal Fees and Expenses ......   $   20,000.00
                   Blue Sky Fees and Expenses ...   $   10,000.00
                   Miscellaneous Expenses .......   $      201.22
                   Total ........................   $   45,000.00
                                                       ==========

Item 15.    Indemnification of Directors and Officers
--------    -----------------------------------------

            As permitted by the Delaware General  Corporation Law ("DGCL"),  the
Company's  Certificate  of  Incorporation,   as  amended,  limits  the  personal
liability  of a director  or officer to the  Company  for  monetary  damages for breach of fiduciary duty of care as a director.  Liability is not eliminated for
(i)  any  breach  of the  director's  duty  of  loyalty  to the  Company  or its stockholders,  (ii)  acts  or  omissions  not in good  faith  or  which  involve intentional  misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchase or redemptions  pursuant to Section 174 of the DGCL, or (iv) any  transaction  from which the director  derived an improper  personal benefit.

            The Company has also entered into  indemnification  agreements  with each of its directors and executive  officers.  The  indemnification  agreements provide that the  directors and executive  officers will be  indemnified  to the fullest  extent  permitted by  applicable  law against all  expenses  (including attorneys' fees),  judgments,  fines and amounts  reasonably paid or incurred by them for  settlement in any  threatened,  pending or completed  action,  suit or proceeding,  including any derivative  action, on account of their services as a director or officer of the Company or of any subsidiary of the Company or of any other  company or  enterprise  in which they are  serving at the  request of the
Company.   No  indemnification   will  be  provided  under  the  indemnification
agreements,  however,  to any director or executive  officer in certain  limited circumstances,  including  on  account  of  knowingly  fraudulent,  deliberately
dishonest  or  willful   misconduct.   To  the  extent  the  provisions  of  the
indemnification  agreements exceed the  indemnification  permitted by applicable law, such  provision may be  unenforceable  or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to pubic policy.

DELAWARE LAW

            The Company is subject to Section 203 of the DGCL, which prevents an
"interested  stockholder" (defined in Section 203, generally, as a person owning
15% or more of a corporation's

outstanding  voting  stock) from  engaging in a  "business  combination"  with a publicly-held  Delaware  corporation  for three  years  following  the date such person became an interested  stockholder,  unless: (i) before such person became an interested  stockholder,  the board of directors of the corporation  approved the  transaction  in which  the  interested  stockholder  became  an  interested stockholder or approved the business combination;  (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation  outstanding at the time the transaction  commenced  (subject to certain  exceptions),  or (iii)  following the  transaction in which such person became an interested  stockholder,  the business  combination is approved by the
board  of  directors  of  the   corporation  and  authorized  at  a  meeting  of
stockholders  by the  affirmative  vote of the holders of 66% of the outstanding voting  stock of the  corporation  not owned by the  interested  stockholder.  A
"business  combination"  includes  mergers,  stock  or  asset  sales  and  other transactions resulting in a financial benefit to the interested stockholder.

            The  provisions  of Section 203 of the DGCL could have the effect of delaying, deferring or preventing a change in the control of the Company.

Item 16.    Exhibits.
-------     --------

            Exhibit Index
            -------------

   4.5      Form of Warrant  issued in  connection  with the  private  placement consummated in February and April 2001.

   4.8      Form of Unit Purchase  Option granted to  EarlyBirdCapital,  Inc. in connection  with the private  placement  consummated in February and
            April 2001.

   5        Opinion of Olshan Grundman Frome Rosenzweig  &  Wolosky LLP with respect to the securities registered hereunder.

   23(a)    Consent of PricewaterhouseCoopers LLP.

   23(c)    Consent  of Olshan  Grundman  Frome  Rosenzweig  &  Wolosky  LLP
            (included within Exhibit 5).

   24(a)    Powers  of  Attorney   (included  on  the  Signature   page  to  the
            Registration Statement).

Item 17.    Undertakings
--------    ------------

            The undersigned registrant hereby undertakes:

(1)         To file,  during any period in which offers or sales are being made, a  post-effective  amendment to this  registration  statement to include any material information with respect to

                                      II-2

    the  plan of  distribution  not  previously  disclosed  in the  registration statement or any material  change to such  information  in the  registration statement.

(2)         That,  for the  purpose  of  determining  any  liability  under  the
    Securities Act of 1933, each such  post-effective  amendment shall be deemed to be a new  registration  statement  relating  to  the  securities  offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from  registration by means of a post-effective  amendment
    any  of  the  securities   being  registered  which  remain  unsold  at  the
    termination of the offering.

            The undersigned  registrant  hereby undertakes that, for purposes of determining  any liability  under the Securities Act of 1933, each filing of the registrant's  annual report pursuant to Section 13(a) or 15(d) of the Securities
Exchange Act of 1934 (and, where applicable,  each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange act of
1934) that is incorporated by reference in the  registration  statement shall be deemed to be a new  registration  statement  relating to the securities  offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar  as  indemnification   for  liabilities  arising  under  the
Securities Act of 1933 may be permitted to directors,  officers and  controlling persons of the registrant  pursuant to the foregoing  provisions,  or otherwise, the  registrant  has been  advised  that in the  opinion of the  Securities  and
Exchange  Commission such  indemnification is against public policy as expressed in the Act and is,  therefore,  unenforceable.  In the  event  that a claim  for indemnification  against  each such  liabilities  (other than the payment by the registrant of expenses  incurred or paid by a director,  officer or  controlling person of the  registrant  in the  successful  defense  of any  action,  suit or proceeding)  is  asserted by such  director,  officer or  controlling  person in connection with the securities being registered,  the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-3

                                   SIGNATURES

            In accordance  with the  requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the  requirements of filing on Form S-3 and authorizes this  Registration
Statement to be signed on its behalf by the  undersigned,  the City of New York,
State of New York, on the 24th day of April, 2001.

                                 QUERYOBJECT SYSTEMS CORPORATION
                                 -------------------------------
                                             (Registrant)

                                 By:/s/ Robert Thompson
                                        Robert Thompson
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE  PRESENTS,  that each person  whose  signature appears below  constitutes  and appoints  each of Robert  Thompson and Daniel M.
Pess his  true and  lawful  attorneys-in-fact  and  agent,  with  full  power of substitution and resubstitution, for and in his or her name, place and stead, in any and all  capacities,  to sign  any or all  amendments  to this  Registration
Statement,  and to file the same, with all exhibits thereto, and other documents in connection therewith,  with the Securities and Exchange Commission,  granting unto said attorney-in-fact and agent, full power and authority to do and perform each and  every act and thing  requisite  necessary  to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person,  hereby  ratifying and  confirming  all that said  attorney-in-fact  and agent, or his or her  substitute,  may lawfully do or cause to be done by virtue hereof.

            Pursuant to the  requirements  of the Securities  Act of 1933,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities and on the date indicated.

         Signature                      Title                                     Date
         ---------                      -----                                     ----

/s/ Robert Thompson                 President and Chief Executive Officer     April 24, 2001
------------------------            (Principal Executive Officer)
Robert Thompson

/s/ Joseph M. Valley, Jr.           Director and President and Chief          April 24, 2001
------------------------            Operating Officer
Joseph M. Valley, Jr.

                                      II-4

/s/ Daniel M. Pess                  Director and Executive Vice President     April 24, 2001
------------------------             and Chief Financial Officer
Daniel M. Pess                      (Principal Financial Officer
                                     and Principal Accounting Officer)

                                    Director
------------------------
Andre Szykier

/s/ Rino Bergonzi                   Director                                  April 24, 2001
------------------------
Rino Bergonzi

/s/ Alan W. Kaufman                 Director                                  April 24, 2001
------------------------
Alan W. Kaufman

/s/ Amy L, Newmark                  Director                                  April 24, 2001
------------------------
Amy L. Newmark

                                      II-5

Exhibits.
--------

                        Exhibit Index
                        -------------

            4.5         Form of Warrant  issued in  connection  with the private
                        placement consummated in February and April 2001.

            4.8         Form    of   Unit    Purchase    Option    granted    to
                        EarlyBirdCapital,  Inc. in  connection  with the private
                        placement consummated in February and April 2001.

            5           Opinion of Olshan  Grundman  Frome  Rosenzweig & Wolosky
                        LLP with respect to the securities registered hereunder.

            23(a)       Consent of PricewaterhouseCoopers LLP.

            23(c)       Consent of Olshan  Grundman  Frome  Rosenzweig & Wolosky
                        LLP (included within Exhibit 5).

            24(a)       Powers of Attorney  (included on the  Signature  page to
                        the Registration Statement).